Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated April 30, 2025, with respect to the consolidated financial statements of Nebius Group N.V., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ Reanda Audit & Assurance B.V.

Reanda Audit & Assurance B.V.

May 2, 2025